UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2012 (March 20, 2012)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street	43215
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 20, 2012, GRT Pearlridge, LLC (“Purchaser”), a Delaware limited liability company and affiliate of Glimcher Realty Trust (the “Registrant”), entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with BRE/Pearlridge Member LLC (“Seller”), a Delaware limited liability company and an affiliate of The Blackstone Group® (“Blackstone”), to purchase Blackstone's 80% joint venture interest in BRE/Pearlridge Holdings, LLC ("BRE Holdings") for $289.4 million. The aforementioned amount is comprised of Blackstone's pro-rata share of the $175.0 million mortgage debt encumbering Pearlridge Center (“Pearlridge”) and the cash purchase price of $149.4 million. The purchase price reflects $10.7 million of accumulated cash within BRE Holdings. BRE Holdings is a joint venture entity established by Purchaser and Seller which is the indirect parent company of BRE/Pearlridge, LLC (“BRE/Pearlridge”), a Delaware limited liability company that is the fee owner and operator of Pearlridge, a fully enclosed regional mall with approximately 1.1 million square feet of gross leaseable area that is located in Aiea, Hawaii, just outside Honolulu. With this purchase of the 80% interest of Blackstone in BRE Holdings, the Registrant will indirectly own 100% of the interests in BRE/Pearlridge.
In connection with executing the Purchase Agreement, the Purchaser is required by March 30, 2012 to make an earnest money deposit (the “Deposit”) of approximately $14.9 million into an escrow account, with additional sums due and payable to the escrow account in the event the closing of the purchase has not occurred within specified time frames. The Deposit shall be non-refundable, except in certain specified circumstances that do not involve the default or breach by the Purchaser of its obligations under the Purchase Agreement. The $175.0 million of mortgage indebtedness that currently encumbers Pearlridge will remain in place after the closing and will be included with the Registrant's other long-term indebtedness for its consolidated real estate entities.

The transaction is expected to close during the second quarter of 2012 and is subject to customary closing conditions, including securing all necessary third party consents and approvals for the equity transfer, the release of certain Blackstone affiliates as guarantors under the mortgage that currently encumbers Pearlridge, and the consent of the ground lessor under the ground lease encumbering Pearlridge's underlying real estate. Although the Registrant anticipates closing on the purchase during the second quarter of 2012, no assurances can be given that the purchase will be completed in accordance with the anticipated timing or at all.

The Registrant anticipates that the acquisition will be funded through the net proceeds received from the Registrant's underwritten public offering of its common shares as described below and/or available funds from the Registrant's credit facility.

A copy of the press release announcing the transaction described above is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The statement of revenue and certain expenses of BRE/Pearlridge for the year ended December 31, 2011 is included in this Form 8-K for the purposes of complying with the rules of the Securities and Exchange Commission. Also included are the Registrant's pro forma condensed consolidated balance sheet and pro forma condensed consolidated statement of operations for the year ended December 31, 2011.

ITEM 8.01 OTHER EVENTS

Waiver of Certain Rights relating to Lloyd Center and Westshore Plaza

On March 20, 2012, a subsidiary of the Registrant entered into a letter agreement with an affiliate of Blackstone relating to the parties' interests in GRT Mall JV LLC, a joint venture entity established by the parties to own and operate Westshore Plaza, a regional mall located in Tampa, Florida, and Lloyd Center, a regional mall located in Portland, Oregon (the “Properties”). Pursuant to the letter agreement, Registrant's subsidiary has agreed, for a period of twelve months, to waive its right of first offer, tag along and certain other rights with respect to its joint venture interests in GRT Mall JV LLC and the Properties. The letter agreement is intended to allow the Blackstone affiliate, in its discretion, to market interests in GRT Mall JV LLC and/or the Properties. The waivers provided for in the letter agreement are subject to certain conditions.

Common Equity Offering

On March 21, 2012, the Registrant issued a press release announcing the commencement of an underwritten public offering of its common shares, a copy of which is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Forward Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance, taxes and other property expenses, failure to comply or remain in compliance with covenants in our debt instruments, failure to achieve projected returns on our development properties during the stabilization periods than our development properties historically have due to rent reduction arrangements with development tenants, inability to exercise available extension options on debt instruments, failure of the Registrant to qualify as real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in the Registrant’s reports filed with the SEC or otherwise publicly disseminated by the Registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements
BRE/Pearlridge, LLC
Independent Auditors' Report
Statement of Revenues and Certain Expenses for the year ended December 31, 2011.
Notes to Statement of Revenues and Certain Expenses.

(b)	Pro Forma Financial Information for the Registrant and its Subsidiaries.
Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2011.
Notes and adjustments to Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2011.
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011.
Notes and adjustments to Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011.

(c)	Pro Forma Statement of Estimated Taxable Operating Results and Cash to be Made Available by Operations.

(d)	Exhibits.
23.1 Consent of BDO USA, LLP.
99.1 Press Release of Glimcher Realty Trust dated March 21, 2012.
99.2 Press Release of Glimcher Realty Trust dated March 21, 2012.

Independent Auditors' Report

To the Board of Trustees and Shareholders
Glimcher Realty Trust
Columbus, Ohio

We have audited the accompanying statement of revenues and certain expenses of BRE/Pearlridge, LLC for the year ended December 31, 2011. The statement of revenues and certain expenses is the responsibility of management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K of Glimcher Realty Trust. As described in Note 1, material amounts that would not be comparable to those resulting from the proposed future operations of BRE/ Pearlridge, LLC are excluded from the statement of revenues and certain expenses and the statement of revenues and certain expenses is not intended to be a complete presentation of BRE/Pearlridge, LLC's revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 1, of BRE/Pearlridge, LLC for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Chicago, Illinois
March 21, 2012

BRE/Pearlridge, LLC
Statement of Revenues and Certain Expenses
(dollars in thousands)

For the year ended December 31, 2011
Revenues
Minimum rents	$23,063
Percentage rents	2,077
Tenant reimbursements	19,673
Other	986
Total Revenues	45,799

Expenses
Property operating expenses	15,307
Real estate taxes	3,165
Provision for doubtful accounts	392
Other operating expenses	6,191
General and administrative	30
Total Expenses	25,085

Revenues in excess of certain expenses	$20,714

BRE/Pearlridge, LLC
Notes to the Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2011
(dollars in thousands)

1.	Background and Basis of Presentation

BRE/Pearlridge, LLC (“BRE/Pearlridge”) was initially formed as an indirect subsidiary of an 80%/20% joint venture between BRE/Pearlridge Member, LLC, an affiliate of The Blackstone Group (“Blackstone”), and GRT Pearlridge, LLC, a wholly-owned subsidiary of Glimcher Realty Trust (the “Company”), for the purpose of operating and holding for long-term investment the real property and improvements located in Aiea, Hawaii known as Pearlridge Center ("Pearlridge"). Pearlridge is a fully-enclosed regional mall with approximately 1.1 million square feet of gross leasable area and is located in the greater Honolulu metropolitan area. On March 20, 2012, GRT Pearlridge, LLC entered into an agreement to purchase Blackstone's 80% interest in BRE/Pearlridge for $289,400. The purchase price is comprised of GRT Pearlridge, LLC assuming Blackstone's pro rata share of the $175,000 mortgage debt which encumbers Pearlridge and a cash payment to Blackstone of $149,400. GRT Pearlridge, LLC will own 100% of the interest in BRE/Pearlridge subsequent to this acquisition.

The accompanying statement of revenues and certain expenses (the “Statement”) has been prepared on the accrual basis of accounting.  The Statement has been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission, Regulation S-X, Rule 3-14, and for inclusion in a Current Report on Form 8-K of the Company.  The Statement is not intended to be a complete presentation of the revenues and expenses of BRE/Pearlridge.  Certain expenses, primarily depreciation and amortization, interest, property management fees and other costs not directly related to the future operations of BRE/Pearlridge, have been excluded.

Subsequent events have been evaluated through March 21, 2012, the date of the issuance of the Statement. No material subsequent events have occurred that required disclosure in the Statement.

2.    Summary of Significant Accounting Policies

Revenue Recognition

Minimum rents are recognized on an accrual basis over the terms of the related leases on a straight-line basis.  Percentage rents, which are based on tenants' sales as reported to the Company, are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants' leases.  The percentage rents are recognized based upon the measurement dates specified in the leases which indicate when the percentage rent is due. Recoveries from tenants for real estate taxes, insurance and other shopping center operating expenses are recognized as revenues in the period that the applicable costs are incurred.

Property Operating Expenses

Property operating expenses represent the direct expenses of operating the property and include maintenance, utilities, and repair costs that are expected to continue in the ongoing operations of BRE/Pearlridge.  Expenditures for maintenance and repairs are charged to operations as incurred.

Other Operating Expenses

Other operating expenses primarily include expenses related to a ground lease of Pearlridge's underlying real estate.  The ground lease provides for scheduled rent increases every five years through the end of 2043, at which time minimum ground rent is adjusted to the higher of fair market value or the ground rent charged in the previous year for the remaining 15-year term. The ground lease has two ten-year extension options which are exercisable at the option of BRE/Pearlridge. Payments under the ground lease are recognized on a straight-line basis over the term of the lease.

BRE/Pearlridge, LLC
Notes to the Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2011
(dollars in thousands)

Use of Estimates

The preparation of the Statement in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the Statement and accompanying footnotes. Actual results could differ from those estimates.

3.    Commitments

The real estate underlying Pearlridge is subject to a ground lease that expires in 2058.  Future minimum rental payments, excluding the reimbursement of real estate taxes, as of December 31, 2011 are as follows:

Year Ending December 31,	Amount
2012	$3,392
2013	3,392
2014	3,781
2015	3,781
2016	3,781
Thereafter	245,202
Total	$263,329

Ground lease expense for the year ended December 31, 2011 totaled $6,064, including $2,433 in straight-line rent, which is included in “Other operating expenses” in the Statement.

4.    Future Minimum Rental Income

BRE/Pearlridge receives rental income from the leasing of retail shopping and office space at Pearlridge under operating leases with expiration dates currently through the year 2032.  The minimum future base rentals under non-cancelable operating leases as of December 31, 2011 are as follows:

Year Ending December 31,	Amount
2012	$21,152
2013	19,482
2014	17,317
2015	15,478
2016	13,827
Thereafter	44,808
Total	$132,064

Minimum future base rentals do not include amounts which may be received from certain tenants based upon a percentage of their gross sales or as reimbursement of real estate taxes and property operating expenses. Minimum rents on the statement of revenues and certain expenses contain straight-line adjustments which caused rental revenue to increase by $920 for the year ended December 31, 2011. No single tenant accounted for more than 10.0% of rental income during 2011.

Glimcher Realty Trust
Pro Forma Financial Information Introduction
(unaudited)

The accompanying condensed unaudited pro forma consolidated balance sheet as of December 31, 2011 has been prepared to reflect the effect of the acquisition of the 80% ownership interest in BRE/Pearlridge by GRT Pearlridge, LLC, as if the transaction had occurred on December 31, 2011.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 has been prepared to reflect the effect of the acquisition of the remaining 80% interest in BRE/Pearlridge as if the transaction had occurred on January 1, 2011.

These unaudited pro forma condensed consolidated statements should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the acquisition. A preliminary purchase price allocation has been estimated for purposes of these pro forma condensed consolidated financial statements. An updated purchase price allocation will be prepared upon the closing of the transaction.

The pro forma condensed consolidated financial statements are based upon assumptions and estimates considered appropriate by the Company's management; however they are unaudited and are not necessarily, and should not be assumed to be, indicative of the consolidated results that would have occurred if the transaction and adjustments reflected therein had been consummated on the date presented, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

Glimcher Realty Trust
Pro Forma Condensed Consolidated Balance Sheet
December 31, 2011
(dollars in thousands)

Assets	Historical (1)	Pro Forma Adjustments		Pro Forma
Investment in real estate:
Land	$312,496	$18,870	(2)	$331,366
Buildings, improvements and equipment	1,876,048	361,442	(2)	2,237,490
Developments in progress	46,530	—		46,530
	2,235,074	380,312		2,615,386
Less accumulated depreciation	634,279	—		634,279
Property and equipment,net	1,600,795	380,312		1,981,107
Deferred costs, net	24,505	5,466	(2)	29,971
Real estate assets held-for-sale	4,056	—		4,056
Investment in and advances to unconsolidated real estate entities	124,793	(12,946)	(3)	111,847
Investment in real estate, net	1,754,149	372,832		2,126,981

Cash and cash equivalents	8,876	4,038	(4)	12,914
Restricted cash	18,820	4,273	(4)	23,093
Tenant accounts receivable, net	26,873	3,874	(4)	30,747
Deferred expenses, net	15,780	—		15,780
Prepaid and other assets	36,601	85	(4)	36,686
	$1,861,099	$385,102		$2,246,201

Liabilities and Equity
Mortgage notes payable	$1,175,053	$178,781	(5)	$1,353,834
Notes payable	78,000	—		78,000
Other liabilities associated with property held-for-sale	127	—		127
Accounts payable and accrued expenses	45,977	39,070	(6)	85,047
Distributions payable	18,013	—		18,013
	1,317,170	217,851		1,535,021
Total shareholders' equity	543,929	167,251	(7)	711,180
Total liabilities and equity	$1,861,099	$385,102		$2,246,201

(1)    Represents amounts presented in the Form 10-K for the year ended December 31, 2011.

(2)	Adjustment represents the estimated fair value of assets acquired. The amounts have been allocated on the same basis as when BRE/Pearlridge originally acquired Pearlridge in November 2010.

(3)	Adjustment represents the historical carrying value of GRT Pearlridge, LLC's 20% interest in BRE/Pearlridge that will be eliminated upon the purchase of Blackstone's 80% interest.

(4)	Adjustment represents the estimated fair value of the assets acquired based upon the carrying value on the financial statements of BRE/Pearlridge as of December 31, 2011.

(5)
Adjustment relates to the $175,000 mortgage note payable that bears interest at 4.6% per annum. The mortgage loan has a maturity date of November 1, 2015. This amount also includes a fair market value adjustment of $3,781 based on the discounted amount of the estimated future cash flows using rates currently available to the Company for similar liabilities.

(6)
Adjustment represents the estimated fair value of the liabilities assumed based upon the carrying value of accounts payable and accrued expenses recorded on the financial statements of BRE/Pearlridge. This amount also includes the estimated fair value of above/below market lease intangibles which have been allocated on the same basis as when BRE/Pearlridge originally acquired Pearlridge in November 2010.

(7)
Adjustment includes amount of equity necessary to fund the acquisition of Blackstone's 80% indirect ownership interest in BRE/Pearlridge assuming an issuance of Common Stock generating $149,400 in net proceeds. Also, in accordance with Accounting Standards Codification 805 - "Business Combinations" it includes an estimated gain of $17,900 based upon the estimated increase in the fair value of the Company's existing 20% interest in BRE/Pearlridge as of December 31, 2011.

Glimcher Realty Trust
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2011
(dollars and shares in thousands, except per share information)

	Historical (1)	BRE/ Pearlridge Statement of Revenues and Certain Expenses (2)	Pro Forma Adjustments		Pro Forma
Revenues
Minimum rents	$160,384	$23,063	$3,363	(3)	$186,810
Percentage rents	6,320	2,077	—		8,397
Tenant reimbursements	77,149	19,673	—		96,822
Other	24,024	986	(1,249)	(4)	23,761
Total revenues	267,877	45,799	2,114		315,790

Expenses
Property operating expenses	57,180	15,307	—		72,487
Real estate taxes	32,841	3,165	—		36,006
Provision for doubtful accounts	3,448	392	—		3,840
Other operating expenses	10,960	6,191	84	(5)	17,235
Depreciation and amortization	68,877	—	21,129	(6)	90,006
General and administrative	20,281	30	—		20,311
Impairment loss	8,995	—	—		8,995
Total expenses	202,582	25,085	21,213		248,880

Operating income	65,295	20,714	(19,099)		66,910

Interest income	1,441	—	5	(7)	1,446
Interest expense	70,115	—	7,378	(8)	77,493
Equity in loss of unconsolidated real estate entities, net	(6,380)	—	271	(9)	(6,109)
Loss from continuing operations	(9,759)	20,714	(26,201)		(15,246)
Less: preferred share dividends	24,548	—	—		24,548
Net loss to common shareholders	$(34,307)	$20,714	$(26,201)		$(39,794)

Loss per share (10)
Continuing operations - basic	$(0.32)				$(0.32)
Continuing operations - diluted	$(0.32)				$(0.33)
Weighted average common shares outstanding	104,220				119,491
Weighted average common shares outstanding and common share equivalents outstanding	107,101				122,372

1.
Reflects the condensed consolidated continuing operations of the Company for the year ended December 31, 2011. Revenues and expenses related to discontinued operations are not included.  See the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

2.	Represents the revenues and certain expenses of BRE/Pearlridge for the year ended December 31, 2011 as presented in the statement of revenues and certain expenses included in this form 8-K.

3.	Represents the estimated amortization of net above/below market leases which is to be recorded upon the acquisition of BRE/Pearlridge.

4.	Represents fees earned by the Company for the management and the leasing of Pearlridge which will be eliminated upon consolidation.

5.	Represents the amortization of the estimated above-market ground lease intangible which is to be recorded upon the acquisition of BRE/Pearlridge.

6.
Reflects the estimated depreciation expense.  Depreciation expense is computed using a straight-line method and estimated useful lives for buildings and improvements using weighted average composite lives of forty years and three to ten years for equipment and fixtures.

7.	Represents the amount of interest income earned by BRE/Pearlridge for the year ended December 31, 2011.

8.
Represents the amount of interest expense on the $175,000 mortgage loan of BRE/Pearlridge as well as the amortization of the fair value adjustment to the carrying value of the mortgage loan. The mortgage loan bears interest at a fixed rate of 4.6% per annum and matures November 1, 2015.

9.
Represents the elimination of the Company's pro rata share of the loss of BRE/Pearlridge for the year ended December 31, 2011, which is reflected on a gross basis as a result of the acquisition of BRE/Pearlridge.

10.
Earnings per share is calculated in accordance with Accounting Standards Codification 260 -" Earnings per Share" which requires the allocation of non-controlling interest between continuing and discontinued operations.  The historical earnings per share amounts are the amounts reported in the Company's Form 10-K for the year ended December 31, 2011. The increase in Weighted average common shares outstanding, and Weighted average common shares outstanding and common share equivalents outstanding relates to the Common Equity Offering as described in Item 8.01 "Other Events" in this Form 8-K. The Company estimated that approximately 15,000 shares would be issued to purchase Blackstone's 80% indirect ownership interest in BRE/Pearlridge for $149,400. The estimated common shares issued assumes a closing price for the Company's common shares as of March 20, 2012 of $10.21, after deducting underwriters' discount and estimated offering costs.

Glimcher Realty Trust
Pro Forma Statement of Estimated Taxable Operating Results and Cash to be Made Available by Operations
(unaudited)

The following represents an estimate of the taxable operating results and cash to be made available by operations of Glimcher Realty Trust (including BRE/Pearlridge) based upon the pro forma condensed consolidated statement of operations for the year ended December 31, 2011. These estimated results do not purport to represent results of operations for the Company in the future and were prepared based on the assumptions outlined in the pro forma condensed consolidated statement of operations, which should be read in conjunction with this statement.

2011 Reconciliation between GAAP Net Income and Taxable Income
Pro Forma (Dollars in thousands)
Loss from continuing operations	$(15,246)
Net book depreciation in excess of tax depreciation	24,540
Stock options	1,004
Other book/tax differences	2,185
Estimated taxable operating income	12,483

Adjustments:
Depreciation	100,977
Net book depreciation in excess of tax depreciation	(24,540)

Estimated cash to be made available from operations	$88,920

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

/s/ Mark E. Yale
Mark E. Yale
Executive Vice President, Chief Financial Officer and Treasurer
Date: March 21, 2012	(Principal Accounting and Financial Officer)